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                                                                    Exhibit 10.6

                            FIRST AMENDMENT OF LEASE

            AGREEMENT, made as of the 27th day of August, 1999, by and between RECTOR TRINITY ASSOCIATES, L.L.C. ("Landlord"), a New York limited liability company having an office at 156 William Street, New York, New York 10038, and AVESTA TECHNOLOGIES, INC. ("Tenant"), a Delaware corporation having an office at 2 Rector Street, New York, New York 10006.

                               Statement of Facts

             By lease dated February 15, 1997 (the "Lease") between OTR, an Ohio general partnership, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio ("Prior Landlord"), as landlord, and Tenant, as tenant, Prior Landlord leased to Tenant and Tenant hired from Prior Landlord certain space on the fifteenth (l5th) floor of the building (the "Building") located at 2 Rector Street, New York, New York, upon all of the terms, covenants, conditions and provisions more particularly contained in the Lease. The premises demised under the Lease is hereinafter referred to as the "Original Premises." Landlord has succeeded to the interests of Prior Landlord under the Lease. Landlord and Tenant now desire to amend the Lease by, among other things, adding to the Original Premises certain space on the fourteenth
(14th) floor of the Building upon all of the terms, covenants and conditions contained in this Agreement.

            All capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Lease.
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            NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration, the receipt and adequacy of which is hereby mutually acknowledged, Landlord and Tenant hereby agree to the following:

                              Terms and Conditions

1. Additional Premises:

            (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, by adding to the Original Premises, those certain premises (the "Additional Premises") located on the fourteenth (14th) floor of the Building, as more particularly shown on Exhibit A attached hereto (which by this reference is made a part hereof), for the term (the "Additional Premises Term") commencing on the "Additional Premises Commencement Date" (hereinafter defined) and ending on June 30, 2008 (the "Expiration Date"), or until such term shall sooner cease and terminate as hereinafter provided. The "Additional Premises Commencement Date" shall be the date that is the later of (i) January 1, 2000; and (ii) the date that The Street.Com Inc. ("The Street"), the existing tenant of the Additional Premises, delivers to Landlord vacant possession of the Additional Premises. The Street has expressed its intention to Landlord to vacate the Additional Premises prior to January 1, 2000, but is not bound to do so. However, to the extent The Street's move from the Additional Premises requires the reasonable cooperation of Landlord, Landlord agrees, for the benefit of Tenant, to reasonably cooperate with The Street to facilitate The Street's move from the Additional Premises. If The Street has not delivered to Landlord vacant possession of the Additional Premises on or before January 31, 2000, Landlord and Tenant shall each have the right, upon written notice given to the other party no later than February 5, 2000, to terminate this First Amendment of Lease. If this First Amendment of Lease is terminated pursuant to the previous sentence, this First Amendment of Lease shall terminate


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and neither party hereto shall have any further rights or obligations hereunder other than those that are expressly provided to survive the termination hereof, and, notwithstanding a termination of this First Amendment of Lease pursuant to the previous sentence, the Lease shall remain in full force and effect.

            (b) From and after the Additional Premises Commencement Date, the terms "this lease" and "this Lease" as used in the Lease, and all references in the Lease to the Lease shall be deemed to refer to and be references to the Lease, as amended by this Agreement, and during the Additional Premises Term, the term "demised premises," as such term is used in the Lease, shall mean the Original Premises and the Additional Premises, and the floor plan set forth on EXHIBIT A of the Lease shall be amended to include the floor plan of the Additional Premises on EXHIBIT A hereto.

      2. BASE RENT:

            (a) During the Additional Premises Term, the Base Rent payable pursuant to Section 3.1 of the Lease shall be increased by (the "Additional Premises Base Rent") $422,400.00 per annum ($35,166.67 per month) for the first six years of the Additional Premises Term, and the Base Rent payable pursuant to
Section 3.1 of the Lease shall be increased by $475,200.00 per annum ($39,600.00 per month) for the remainder of the Additional Premises Term.

            (b) Tenant covenants and agrees to pay such increase in Base Rent in the manner and in accordance with, and subject to, the terms, covenants and conditions of the Lease, as amended by this Agreement.


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            (c) Notwithstanding anything contained in this Article to the contrary, but provided Tenant is not then, and continues thereafter not to be, in default under any of the terms, covenants or conditions in this Agreement or the Lease on Tenant's part to observe, perform or comply with, Tenant shall not be obligated to pay the Additional Premises Base Rent for the period commencing on the Additional Premises Commencement Date through and including the date that is five (5) months after the Additional Premises Commencement Date.

      4. TENANT'S ADDITIONAL PREMISES WORK:

            (a) Any installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Additional Premises for Tenant's initial occupancy thereof (hereinafter referred to as "Tenant's Additional Premises Work") shall be performed by Tenant, at Tenant's sole cost and expense in accordance with the terms, covenants and conditions set forth in this Agreement.

            (b) Subject to the provisions of this Article (the "Additional Premises Construction Payment Conditions"), Landlord hereby agrees to make a single lump-sum payment of One Hundred Seventy Six Thousand and xx/100 ($176,000.00) Dollars (the "Additional Premises Construction Payment"), provided that at the time Landlord is otherwise obligated to make such payment of the Additional Premises Construction Payment, Tenant is not then in default under any of the terms, covenants or conditions in this Agreement or the Lease on Tenant's part to observe, perform or comply with and:

                  (i) Tenant shall submit to Landlord no earlier than February 10, 1999 a requisition ("Tenant's Request") for payment of the Additional Premises Construction Payment which Tenant's Request contain the following:


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                  (x) a certificate from Tenant that (1) Tenant has expended
$176,000.000 for or in connection with the Tenant's Additional Premises Work and that Tenant's Additional Premises Work has been substantially completed in accordance with the plans and specifications theretofore approved by Landlord; and (2) there are no violations or liens pending as a result of Tenant's Additional Premises work;

                  (y) lien waivers from each contractor performing all or any part of Tenant's Additional Premises Work; and

                  (z) in respect of all Tenant's Additional Premises Work, as-built drawings, and copies of balancing reports, operating manuals, maintenance logs, warranties and guaranties, sign-offs and inspection reports.

            (c) Provided the Additional Premises Construction Payment Conditions have been, and remain, satisfied, Landlord shall pay to Tenant the Additional Premises Construction Payment within five (5) days after Landlord's receipt of Tenant's Request together with the accompanying documentation.

      5. MODIFICATION OF CERTAIN LEASE PROVISIONS:

            (a) Notwithstanding anything contained in this Agreement which may be deemed to the contrary, Sections 2.2.1, 4.1, Article 30, 33 and Exhibits C, D and J of the Lease (and any references to any of the foregoing) shall not apply to this Agreement or to the Additional Premises (but without affecting the applicability of such terms, as originally stated in the Lease, with regard to the Original Premises).

            (b) Notwithstanding anything contained in this Agreement which may be deemed to the contrary:


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                  (i) The "Base Real Estate Taxes Amount" with respect to the
Additional Premises only (and without affecting the applicability of such term, as originally stated in the Lease, with regard to the Original Premises) shall mean the actual Real Estate Taxes payable with respect to the 1999/2000 tax year;

                  (ii) "Tenant's Proportionate Share" with respect to the Additional Premises only (and without affecting the applicability of such term, as originally stated in the Lease, with regard to the Original Premises) shall mean four and 17/100 (4.17%) percent.

                  (iii) The "Base Rate" with respect to the Additional Premises only (and without affecting the applicability of such term, as originally stated in the Lease, with regard to the Original Premises) shall mean the Rate in effect on December 31, 1999;

                  (iv) The "Multiplication Factor" with respect to the Additional Premises only (and without affecting the applicability of such term, as originally stated in the Lease, with regard to the Original Premises) shall mean 17,600.

            (c) Tenant shall pay all rent due under the Lease to Landlord at the following address: c/o Stellar Management Ltd., 156 William Street, New York, New York 10038, or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

            (d) Notices to Landlord shall be addressed to Landlord c/o Stellar Management Ltd., 156 William Street, New York, New York 10038,, with a copy to Greenberg Traurig, 200 Park Avenue, New York, New York 10166, Attention: Stephen
L. Rabinowitz; and


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            (e) All references in Article 35 of the Lease to STRBO shall be deemed a reference to Landlord.

      6. BROKER:

            (a) Tenant covenants, warrants and represents that there was no broker or finder except Newmark & Company Real Estate, Inc. (the "Broker") instrumental in consummating this Agreement and that no conversations or negotiations were had by Tenant with any broker or finder except the Broker concerning the renting of the Additional Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any claims or suits for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker or finder in connection with the leasing of the Additional Premises, except the Broker, whom Landlord shall pay.

            (b) Landlord covenants, warrants and represents that there was no broker or finder except the Broker instrumental in consummating this Agreement and that no conversations or negotiations were had by Landlord with any broker or finder except the Broker concerning the renting of the Additional Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any claims or suits for a brokerage commission arising out of any conversations or negotiations had by Landlord with any broker or finder in connection with the leasing of the Additional Premises, including the Broker, whom Landlord shall pay.

      7. ELEVATOR SERVICE:

            Prior to January 1, 2000, Landlord shall re-program the elevators presently serving the Original Premises such that such elevators shall, throughout the Additional Premises


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Term, serve (among the other floors served by such elevators) the Additional
Premises as well as the Original Premises.

      8. CROSS-DEFAULT:

            Notwithstanding anything to the contrary contained in the Lease or this Amendment of Lease, in the event Tenant shall default in the observance or performance of the terms, covenants, provisions or conditions on Tenant's part to observe or perform under this Amendment of Lease, such default shall be deemed to be a default by Tenant under the Lease, and shall entitle Landlord to exercise any and all of its rights and remedies under the Lease, at law or in equity.

      9. MISCELLANEOUS:

            (a) Except as otherwise provided herein, all of the terms, covenants, conditions and provisions of the Lease shall remain and continue unmodified, in full force and effect.

            (b) This Agreement sets forth the entire agreement between the parties regarding the letting of the Additional Premises to Tenant, superseding all prior agreements and understandings, written and oral, regarding the letting of the Additional Premises to Tenant, and may not be altered or modified except by a writing signed by both parties.

            (c) Landlord and Tenant each represent and warrant to the other that it has not relied upon any representation or warranty, express or implied, in entering into this Agreement, except those which are set forth herein.


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            (d) This Agreement has been executed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

            (e) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns. If any of the provisions of this Agreement, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (f) The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement.

            (g) Submission by Landlord of the within Agreement for execution by Tenant shall confer no rights nor impose any obligation on Landlord unless and until both Landlord and Tenant shall have executed this Agreement and duplicate originals thereof shall have been delivered by Landlord and Tenant to each other.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

            LANDLORD:               RECTOR TRINITY ASSOCIATES, L.L.C.

                                    By:   Stellar Rector Associates, L.L.C.

                                          By:   /s/ Laurence Gluck
                                             -----------------------------------
                                             Laurence Gluck, Operating Manager

            TENANT:                 AVESTA TECHNOLOGIES, INC.


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                                          By:    /s/ Cameron Saifi
                                             -----------------------------------
                                             Cameron Saifi, Vice President
                                             Operations and Administration


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                                    Exhibit A

                      Floor Plan of the Additional Premises

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                              (follows immediately)


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